Exhibit 99.1

FOR IMMEDIATE RELEASE

Oxbridge Re Holdings Limited Reports Second Quarter and Six-Month 2014 Results

GRAND CAYMAN, Cayman Islands – August 14, 2014 – Oxbridge Re Holdings Limited (NASDAQ:OXBR), a provider of reinsurance solutions to property and casualty insurers in the Gulf Coast region of the United States, reported financial results for the second quarter and six-month period ended June 30, 2014.

Second Quarter 2014 – Highlights

•	Net income totaled $541,000 or $0.09 basic and diluted earnings per common share compared with $0 net income or $0.00 per share in the second quarter of 2013. The improvement was driven by the increase in premium income, coupled with only one month of revenue being recognized during the second quarter of 2013, compared with three months of revenue for the second quarter of 2014. Additionally, all preopening and organizational costs totaling $145,000 were expensed during the second quarter of 2013.

•	Gross premiums assumed increased to $13.8 million from $4.9 million in the same year-ago period, driven by continued growth in the number and size of reinsurance contracts placed.

•	Net earned premiums totaled $899,000 compared with $212,000 in the second quarter of 2013. The increase was driven by the continued growth in the number and size of reinsurance contracts placed.

•	Policy acquisition costs and underwriting expenses were $130,000 compared with $14,000 one year ago, while general and administrative expenses totaled $228,000 compared with $52,000 one year ago. The increase in underwriting expenses were due to the recording of an underwriting consulting expense of $75,000, as well as the increase in assumed premiums and consequently brokerage and federal excise taxes. The increase in general and administrative expenses was due to an increase in business activities and operations following the initial public offering.

•	At quarter-end, the company had $36.8 million of cash and cash equivalents and restricted cash and equivalents.

•	Successfully placed reinsurance contracts for the treaty year, June 1, 2014 to May 31, 2015

Second Quarter 2014 – Financial Ratios

•	The loss ratio, which measures underwriting profitability, is the ratio of losses and loss adjustment expenses incurred to premiums earned. There were no losses incurred during the second quarter of 2014 or 2013, resulting in a loss ratio of 0.0%.

•	The acquisition cost ratio, which measures operational efficiency, compares policy acquisition costs and other underwriting expenses to net premiums earned. The acquisition cost ratio for the quarter was 14.5% compared with 6.6% one year ago. The increase was primarily due to the recording of an underwriting consulting expense.

•	The expense ratio, which measures operating performance, compares policy acquisition costs, other underwriting expenses and other administrative expenses to net premiums earned. The expense ratio for the quarter was 39.8% compared with 31.6% for the year-ago period. The increase is due to higher general and administrative expenses due to additional reporting requirements and general increase in business activities applicable to public companies.

•	The combined ratio, which is used to measure underwriting performance, is the sum of the loss ratio and the expense ratio. If the combined ratio is at or above 100%, underwriting is not profitable. The combined ratio for the second quarter was 39.8% compared with 31.6% for the year-ago period.

Six Months Ended June 30, 2014 – Financial Results

•	Net income totaled $935,000 or $0.25 basic and diluted earnings per common share compared with $0 net income or $0.00 per share in the same year-ago period. The improvement was driven by the increase in premium income, coupled with the fact that operations and underwriting commenced in June 2013, and as such, only four months of revenue was recognized during the six-month period ending June 30, 2013; compared with six months of revenue recognized during the six-month period ending June 30, 2014. Additionally, all preopening and organizational costs amounting to $145,000 were expensed during the six-month period ending June 30, 2013.

•	Gross premiums increased to $13.8 million compared with $4.9 million in the same year-ago period, driven by continued growth in the number and size of reinsurance contracts placed.

•	Net earned premiums totaled $1.5 million compared with $212,000 in the same year-ago period. The increase was driven by the continued growth in the number and size of reinsurance contracts placed.

•	Policy and acquisition costs were $173,000 compared with $14,000 one year ago, while general and administrative expenses totaled $440,000 compared with $53,000 one year ago.

•	The company paid dividends of $0.24 per share during the first six months of 2014 and did not pay dividends in the first six months of 2013.

Six Months Ended June 30, 2014 – Financial Ratios

•	There were no losses incurred during the first six months of 2014, or 2013, resulting in a loss ratio of 0.0%.

•	The acquisition cost ratio was 11.2% compared with 6.6% one year ago. The increase was primarily due to the recording of an underwriting consulting expense.

•	The expense ratio was 39.6% compared with 31.6% for the year-ago period. The increase is due to an increase in general and administrative expenses given additional reporting requirements applicable to public companies.

•	The combined ratio was 39.6% compared with 31.6% for the year-ago period.

Management Commentary

“Our results for the second quarter were in line with our expectations and we are well situated entering the hurricane season. Our reinsurance contracts are well dispersed where no single carrier has more than 50% of the underwriting risk,” said Jay Madhu, CEO of Oxbridge Re Holdings Limited. “Also, I am pleased to note that our board of directors recently declared a dividend of $0.12 per share.”

About Oxbridge Re Holdings Limited

Oxbridge Re (www.oxbridgere.com) is a Cayman Islands exempted company that was organized in April 2013 to provide reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States. Through Oxbridge’s licensed reinsurance subsidiary, Oxbridge Reinsurance Limited, it writes fully collateralized policies to cover property losses from specified catastrophes. Oxbridge Re specializes in underwriting medium frequency, high severity risks, where it believes sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts. The company’s ordinary shares and warrants trade on the NASDAQ Capital Market under the symbols “OXBR” and “OXBRW,” and was recently added to the Russell Microcap Index.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company’s filings with the SEC. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company’s business, financial condition and results of operations. Any forward-looking statements made in this press release speak only as of the date of this press release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement contained in this press release, even if the Company’s expectations or any related events, conditions or circumstances change.

Company Contact:

Oxbridge Re Holdings Limited

Jay Madhu, CEO

345-749-7570

jmadhu@oxbridgere.com

Media contact:

Suzie Boland

RFB Communications Group

813-259-0345

sboland@rfbcommunications.com

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(expressed in thousands of U.S. Dollars, except per share and share amounts)

	At June 30, 2014	At Dec. 31, 2013
	(Unaudited)
Assets

Cash and cash equivalents	$27,956	695
Restricted cash and cash equivalents	8,876	10,118
Premiums receivable	13,483	—
Deferred policy acquisition costs	291	69
Prepayment and other receivables	160	64
Prepaid offering costs	—	417
Property and equipment, net	49	—

Total assets	$50,815	11,363

Liabilities and Shareholders’ Equity

Reserve for losses and loss adjustment expenses	$—	—
Loss experience refund payable	3,027	1,367
Unearned premiums reserve	12,653	2,036
Accounts payable and other liabilities	69	511

Total liabilities	15,749	3,914

Shareholders’ equity:

Ordinary share capital, (par value $0.001, 50,000,000 shares authorized; 6,000,000 and 1,115,350 shares issued and outstanding	6	1
Additional paid-in capital	33,540	6,595
Retained earnings	1,520	853

Total shareholders’ equity	35,066	7,449

Total liabilities and shareholders’ equity	$50,815	11,363

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARY

Condensed Consolidated Statements of Income (unaudited)

(expressed in thousands of U.S. Dollars, except per share and share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenue
Assumed premiums	$13,767	4,886	$13,825	4,886
Change in loss experience refund payable	(1,075)	(195)	(1,660)	(195)
Change in unearned premiums reserve	(11,793)	(4,479)	(10,617)	(4,479)

Net premiums earned	899	212	1,548	212

Total revenue	899	212	1,548	212

Expenses
Policy acquisition costs & underwriting expenses	130	14	173	14
Preopening and organizational costs	—	145	—	145
General and administrative expenses	228	53	440	53

Total expenses	358	212	613	212

Net income	541	—	$935	—

Earnings per share
Basic	$0.09	—	$0.25	—

Diluted	$0.09	—	$0.25	—

Weighted average shares outstanding
Basic	6,000,000	—	3,706,104	—

Diluted	6,000,000	—	3,706,104	—

Dividends paid per share	$—	—	$0.24	—